Exhibit 99.1

System1 Acquires CouponFollow

System1’s RAMP customer acquisition platform to play a pivotal role in growing CouponFollow’s coupon code search engine

LOS ANGELES—(BUSINESS WIRE) March 4, 2022 – System1 (NYSE: SST), a leading omnichannel customer acquisition platform, today announced that it has acquired NextGen Shopping, Inc.’s CouponFollow, one of the largest coupon destinations for online shoppers, for up to $115 million, with the total consideration consisting of a combination of cash and stock, inclusive of earnout payments earned and payable over three years upon the achievement of certain financial objectives.

The acquisition of the growing and profitable digital coupon company accelerates System1’s e-commerce efforts and provides a suite of shopping-related products to integrate across System1’s product lines. In addition, CouponFollow’s breadth of brand partnerships is expected to significantly bolster System1’s efforts to continue building out its direct to advertiser relationships.

System1 will use its RAMP platform to further grow CouponFollow’s user base, whose customer acquisition efforts to date have primarily been organic. In addition to its coupon code search engine, CouponFollow has millions of subscribers to its email newsletter and works with over 5,000 brand partners, including many of the top online retailers in the fashion, travel and electronics categories.

“With e-commerce’s continued spending growth, we see a tremendous opportunity to leverage our RAMP customer acquisition platform to further scale CouponFollow’s business. Marc Mezzacca and his team have built a great product and bring a wealth of expertise in retail, digital coupons and SEO to System1. We are thrilled to welcome them to the System1 team.” said Michael Blend, co-founder and CEO of System1.

“Being part of System1 will provide CouponFollow with the platform to grow and compete for market share in this dynamic industry,” said Marc Mezzacca, founder and CEO of NextGen Shopping. “We look forward to bringing our product offerings to what could potentially be millions more consumers in the near future.”

Principally based in New York, CouponFollow’s team will be joining System1, with Mezzacca, joining System1’s executive leadership team. The stock consideration was issued in a private placement to the stockholders of NextGen Shopping.

Methuselah Advisors served as the exclusive financial advisor to CouponFollow for the transaction.

About System1

System1 combines best-in-class technology & data science to operate its Responsive Acquisition Marketing Platform (RAMP). System1’s RAMP is omnichannel and omnivertical, and built for a privacy-centric world. RAMP enables the building of powerful brands across multiple consumer verticals, the development & growth of a suite of privacy-focused products, and the delivery of high-intent customers to advertising partners.

For more information, visit www.system1.com.

About CouponFollow

CouponFollow is a real-time coupon code search engine and directory that helps millions of consumers save money each month. By scouring the Internet for the latest discounts and offers, CouponFollow is able to deliver these codes to a global audience of engaged shoppers on the web. CouponFollow also provides valuable tools, guides, research, and reports to help consumers save both time and money.

For more information, visit: couponfollow.com.

Forward Looking Statements

This communication includes “forward-looking statements”. Forward-looking statements include, but are not limited to, statements regarding System1’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this document may include, for example, statements about System1’s industry and market sizes; future opportunities for System1; expectations and projections concerning the future financial and operational performance and/or results of operations of System1; and benefits of the acquisition of CouponFollow.

The forward-looking statements contained in this document are based on System1’s current expectations and beliefs concerning future developments, and their potential effects on System1 taking into account information currently available.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause System1’s actual financial results or operating performance to be materially different from those expressed or implied by these forward-looking statements. Such risks, uncertainties and assumptions include, but are not limited to: (1) competition; (2) the ability to grow and manage growth profitably; (3) retention of key employees; (4) changes in applicable laws or regulations (including those concerning data security, consumer privacy and/or information sharing); (5) the ability to recognize the anticipated benefits of the acquisition of CouponFollow; and (6) the possibility that System1 may be adversely affected by other economic, business, and/or competitive factors. The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in System1’s filings with the SEC.

Media:

Lisa Langsdorf

GoodEye Public Relations

lisa@goodeyepr.com

Source: System1, Inc.